Exhibit 99.1

SPI Solar Announces First Quarter 2012 Financial Results

ROSEVILLE, Calif.—May 14, 2012- SPI Solar (“SPI”) (OTCBB:SOPW), a leading developer of photovoltaic solar energy facilities (“SEF”), today announced financial results for the first quarter ended March 31, 2012.

Total net sales for the first quarter of 2012 were $25.2 million, up from $5.8 million for the first quarter of 2011.

Gross profit for the first quarter of 2012 was $2.8 million, compared with $0.6 million for the first quarter of 2011.

Total operating expenses for first quarter 2012 were $3.1 million, or 12.4 percent of total net sales. This compared with total operating expenses of $2.2 million, or 37.8 percent of total net sales, for the first quarter of 2011.

Net loss for the first quarter of 2012 was $0.3 million, or ($0.00) per basic and diluted share. This compared with a net loss of $1.9 million, or ($0.02) per basic and diluted share, for the first quarter of 2011.

Cash and cash equivalents at March 31, 2012 were $17.9 million, compared with $23.9 million at December 31, 2011. The decrease in cash of $5.9 million was primarily due to net payments on loans and lines of credit of $1.2 million, an advance to a customer in exchange for a promissory note of $3.1 million and cash used in operating activities.

“We’re pleased with SPI’s continued progress towards our goal of expanding our addressable market,” said Stephen Kircher, CEO of SPI. “Toward that end, during the quarter we executed two key agreements with Taneo to sell three projects on which we had partnered and to greatly increase the number of SEF facilities for which SPI will serve as the EPC contractor in Greece.”

Recent Highlights:

•

Entered into a purchase agreement with Thermi-Taneo Venture Capital Fund to sell three of the company’s solar projects in the Evros region of Greece, and where SPI will serve as EPC contractor for the design and construction of 7.4 megawatts of SEF projects

•

Signed MOU with Taneo to build an additional 23 megawatts of SEF projects across Greece with the goal of potentially developing a total of 100 megawatts in SEF projects across the region. This may enable SPI to more than triple its development opportunities across Greece

•	Announced another EPC agreement with KDC Solar to design and build multiple SEFs at Mountain Creek Resort and Grand Cascades Golf Resort in Vernon, NJ, comprising 6.4 megawatts of solar development

2012 Business Outlook:

SPI continues to expect that 2012 net sales will approximately double 2011 levels.

Teleconference and Webcast on May 14:

Solar Power, Inc. plans to hold a teleconference to discuss its first quarter 2012 results on Monday, May 14, 2012 at 10:00 a.m. EDT. The call can be accessed by dialing 1-877-941-1430 when calling within the United States, or 1-480-629-9858 when calling internationally. A playback will be available through May 21, 2012. To listen to the playback, call 1-877-870-5176 within the United States, or 1-858-384-5517 internationally, and use PIN number 4537488.

This call is also being webcast by ViaVid Broadcasting and can be accessed by clicking on http://viavid.net/dce.aspx?sid=00009772 or by visiting www.spisolar.com or ViaVid’s website at www.viavid.net. The webcast will be available through May 21, 2012.

About SPI Solar (OTCBB: SOPW):

SPI Solar (“SPI”) (Solar Power, Inc.) is a vertically integrated photovoltaic solar developer offering its own brand of high-quality, low-cost distributed generation and utility-scale solar energy facility development services. Through the Company’s close relationship with LDK Solar, SPI extends the reach of its vertical integration from silicon to system. From project development to project financing and to post-construction asset management, SPI delivers turnkey world-class photovoltaic solar energy facilities to its business, government and utility customers. For additional information visit: www.spisolar.com.

Safe Harbor Statement:

This release contains certain “forward-looking statements” relating to the business of Solar Power, Inc., its subsidiaries and the solar industry, which can be identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. The forward-looking statements contained in this press release include statements regarding the company’s ability to execute its growth plan and meet revenue and sales estimates, enter into formal long-term supply agreements and market acceptance of products and services. In particular, this release contains forward-looking statements regarding the viability and potential profitability of projects to be reviewed and pursued, and whether those projects will ultimately meet underwriting criteria or financial modeling sufficient for the company to undertake the projects. The commitments are to introduce and offer the projects, and the company cannot predict whether all projects will fit within its financial model for execution or upon terms that are acceptable to all parties involved. These statements also involve known and unknown risks and uncertainties, including, but are not limited to general business conditions, growth management, and political and other business risk. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and the risks and other factors detailed in the company’s reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Contacts:

Jim Pekarsky, CFO

Solar Power, Inc.

(415) 500-8250 ext. 303

jpekarsky@spisolar.com

Mike Anderson, Vice President Corporate Communications

Solar Power, Inc.

(916) 770-8119

manderson@spisolar.com

- Financials Attached –

SOLAR POWER, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except for share data)

(unaudited)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$17,928	$23,855
Accounts receivable, net of allowance for doubtful accounts of $115 and $115	66,866	59,621
Accounts receivable, related party	14,153	17,494
Note receivable	9,007	5,862
Costs and estimated earnings in excess of billings on uncompleted contracts	10,763	8,885
Costs and estimated earnings in excess of billings on uncompleted contracts, related party	713	360
Inventories	4,781	6,878
Asset held for sale	6,269	6,269
Prepaid expenses and other current assets	2,138	1,339
Restricted cash	250	250

Total current assets	132,868	130,813
Goodwill	435	435
Restricted cash	420	420
Property, plant and equipment at cost, net	13,458	14,010
Other noncurrent assets	76	—

Total assets	147,257	145,678

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	8,489	7,736
Accounts payable, related party	50,021	46,125
Line of credit	8,500	6,000
Accrued liabilities	2,479	2,420
Income taxes payable	—	258
Billings in excess of costs and estimated earnings on uncompleted contracts	508	955
Billings in excess of costs and estimated earnings on uncompleted contracts, related party	1,834	2,992
Loans payable and capital lease obligations	4,225	4,319

Total current liabilities	76,056	70,805
Loans payable and financing obligations, net of current portion	29,470	33,116
Other liabilities	1,554	1,479

Total liabilities	107,080	105,400

Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, par $0.0001, 20,000,000 shares authorized; none issued and outstanding	—	—
Common stock, par $0.0001, 250,000,000 shares authorized; 184,413,923 and 184,413,923 shares issued and outstanding	18	18
Additional paid in capital	75,565	75,336
Accumulated other comprehensive loss	(91)	(88)
Accumulated deficit	(35,315)	(34,988)

Total stockholders’ equity	40,177	40,278

Total liabilities and stockholders’ equity	$147,257	$145,678

SOLAR POWER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(unaudited)

	For the Three Months Ended
	March 31,
	2012	2011
Net sales:
Net sales	$11,650	$4,990
Net sales, related party	13,567	760

Total net sales	25,217	5,750
Cost of goods sold:
Cost of goods sold	9,427	4,374
Cost of goods sold, related party	13,004	760

Total cost of goods sold	22,431	5,134
Gross profit	2,786	616
Operating expenses:
General and administrative	2,279	1,569
Sales, marketing and customer service	685	471
Engineering, design and product management	173	131

Total operating expenses	3,137	2,171

Operating loss	(351)	(1,555)
Other income (expense):
Interest expense	(792)	(377)
Interest income	639	2
Other income (expense)	—	(6)

Total other expense	(153)	(381)

Loss before income taxes	(504)	(1,936)
Provision for (benefit from) income taxes	(177)	7

Net loss	$(327)	$(1,943)

Net loss per common share:
Basic and Diluted	$(0.00)	$(0.02)

Weighted average number of common shares used in computing per share amounts
Basic and Diluted	184,413,923	90,844,928